UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2025 (April 1, 2025)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Peter A. Scott as President and Chief Executive Officer
On April 1, 2025, the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”) appointed Peter A. Scott as the Company’s President and Chief Executive Officer, effective April 15, 2025. Mr. Scott is also expected to be added to the Company’s Board of Directors following the 2025 annual meeting of stockholders.

Mr. Scott, age 45, previously served as Chief Financial Officer of Healthpeak Properties, Inc. ("Healthpeak") since February 2017. Healthpeak is an S&P 500 company with approximately $25 billion of assets that primarily owns and develops healthcare real estate for medical and life sciences tenants. Prior to joining Healthpeak, he served as a Managing Director in the Real Estate Investment Banking Group at Barclays, a financial services firm listed on the London Stock Exchange. Mr. Scott's previous experience also includes various positions of increasing responsibility at financial services firms Credit Suisse from 2011 to 2014, Barclays from 2008 to 2011, and Lehman Brothers from 2002 to 2008.

The Company has entered into an employment agreement with Mr. Scott dated effective April 15, 2025 governing his employment as its President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides that Mr. Scott will receive an initial base salary of $750,000 per year and an annual cash incentive opportunity at a target of 180% of his annual base salary, or $1,350,000, which for 2025 shall be paid in an amount not less than target performance value. For 2025, Mr. Scott will also receive equity incentive awards with a target value of $3,900,000, which will consist of performance-based operating partnership units (“LTIP Units”) with a grant date value of $2,730,000 and a retention-based restricted stock award with a grant date value of $1,170,000. The LTIP Units will be subject to a performance period through December 31, 2027 and will vest based on the achievement of applicable performance targets linked to the Company’s relative total shareholder return as compared to a healthcare REIT peer group and the MSCI US REIT Index. The retention-based restricted stock grant will vest ratably over a three-year period. In connection with his appointment, Mr. Scott will also receive a one-time restricted stock award with an aggregate grant date value of $5,750,000 which will vest ratably over a period of four years. Mr. Scott will also be entitled to relocation benefits having a value of $400,000 and will be eligible to participate in employee benefit plans and programs provided by the Company to other employees and executive officers.

Mr. Scott’s employment may be terminated for a number of reasons, including: for cause, not for cause, voluntarily by Mr. Scott, death, disability, constructively, or following a change in control. In all cases, Mr. Scott would receive all accrued salary, bonus compensation that has been awarded but not yet paid, benefits under plans of the Company, including defined contribution or health and welfare plans, and accrued vacation pay.

In the case of a termination other than for cause, including a constructive termination, Mr. Scott would receive severance compensation equal to (a) two times his annual base salary, plus (b) two times the greater of: (i) his average annual bonus compensation earned in the two years immediately preceding the date of termination or (ii) the annual target bonus amount for the year in which the termination date occurred. He would also be paid a pro-rated portion of the cash incentive that he would have earned for a given period in which the termination occurs based on actual performance, provided he is employed for at least half the bonus period. Unvested equity awards subject to time-based vesting conditions would become fully vested. Vesting of any performance-based equity awards would be governed by the terms of the award agreement, which is based on actual performance at the end of the performance period, pro-rated for the period employed.

In the event that Mr. Scott’s employment is terminated in connection with a “change in control” (as defined in the Employment Agreement), Mr. Scott would receive severance compensation equal to (a) three times his annual base salary, plus (b) three times the greater of: (i) his average annual bonus compensation earned in the two years immediately preceding the date of termination; and (ii) the annual target bonus amount for the year in which the termination date occurred. He would also be paid a pro-rated portion of the cash incentive that he would have earned for a given period in which the termination occurs based on actual performance. Unvested equity awards subject to time-based vesting conditions would become fully vested. Vesting of any performance-based equity awards would be governed by the terms of the award agreement, which provides that the award will be deemed earned at the greater of target level or actual performance at the date of the change in control. The Employment Agreement does not include a “single trigger” change in control termination provision, nor any provision for a gross-up of severance or other amounts to offset income taxes.

The Company has agreed to indemnify Mr. Scott for certain liabilities arising from actions taken within the scope of his employment. The Employment Agreement contains restrictive covenants pursuant to which Mr. Scott has agreed not to compete with the Company during the period of employment and for one year following a termination in connection with a change-in-control or other than for cause, so long as applicable severance payments are timely made.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Employment Agreement, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

There is no arrangement or understanding between Mr. Scott and any other person pursuant to which Mr. Scott was selected as the Company’s President and Chief Executive Officer. Mr. Scott has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Scott is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Constance B. Moore as Interim President and Chief Executive Officer

Concurrent with Mr. Scott’s appointment, Constance B. Moore will depart from her position as Interim President and Chief Executive Officer pursuant to the terms of her employment letter agreement dated December 9, 2024. At Mr. Scott’s request, Ms. Moore will remain employed in a transition role for a period of up to 60 days at a monthly salary of $90,000. Ms. Moore will continue to serve as a member of the Company’s Board of Directors, and upon completion of her transition services is expected to qualify as an independent director.

Additional Information and Where to Find It
In connection with the Company's 2025 annual meeting of stockholders (the “2025 Annual Meeting”), the Company will file a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the "SEC"). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. These documents, including the Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available free of charge at the SEC’s website at www.sec.gov and at the Company's investor relations website at www.investors.healthcarerealty.com.

Participants in the Solicitation
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding such participants and their respective interests in the Company by security holdings or otherwise (i) is set forth in the Company's proxy statement for its last annual meeting of stockholders, which was filed with the SEC on April 9, 2024, subsequent filings on Forms 3, 4, and 5, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 on file with the SEC, and (ii) is expected to be set forth in the Proxy Statement, once available. The Company’s SEC filings, including the Proxy Statement are or will be available free of charge at the SEC's website at www.sec.gov.

Item 7.01	Regulation FD Disclosure.
On April 7, 2025, the Company issued a press release announcing the appointment of Peter A. Scott as the Company's President and Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by Healthcare Realty Trust Incorporated dated April 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: April 7, 2025	By:	/s/ Austen B. Helfrich
Name: Austen B. Helfrich
Title: Executive Vice President and Chief Financial Officer